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                                                          EXHIBIT 99.4

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                        TURNER BROADCASTING SYSTEM, INC.

                           CLASS B COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 10, 1996

  The undersigned hereby appoints R. E. TURNER, STEVEN W. KORN, and WAYNE H. PACE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class B Common Stock of Turner Broadcasting System, Inc. ("TBS") held of record by the undersigned at the close of business on August 26, 1996, at the Special Meeting of Shareholders to be held at the Time & Life Building, 1271 Avenue of the Americas, New York, New York 10020, commencing at 2:00 p.m., local time, on Thursday, October 10, 1996, and any adjournment or postponement thereof.

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, as amended, among Time Warner Inc., TBS, TW Inc., Time Warner Acquisition Corp. and TW Acquisition Corp.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

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2. In their discretion, the proxies are authorized to vote as described in the
   Joint Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

PLEASE SIGN EXACTLY AS NAME APPEARS
ON STOCK CERTIFICATE

                                       PLEASE COMPLETE, SIGN, DATE AND RETURN
                                       THIS PROXY CARD PROMPTLY USING THE
                                       ENCLOSED ENVELOPE.

                                       If stock is held in the name of two or
                                       more persons, all must sign. When sign-
                                       ing as attorney, executor, administra-
                                       tor, trustee, or guardian, please give
                                       full title as such. If a corporation,
                                       please sign in full corporate name by
                                       President or other authorized officer.
                                       If a partnership, please sign in part-
                                       nership name by authorized person.

                                       Dated: _________________________________

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature If Held Jointly

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